Exhibit 99.1

PLBY Group Closes Previously Announced Acquisition of Honey Birdette

Acquisition of Luxury Lingerie and Lifestyle Brand Further Accelerates Direct-to-Consumer Growth

LOS ANGELES, CA — August 10, 2021 – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced the completion of its previously announced deal to acquire Australia-based Honey Birdette, the fast-growing, luxury lingerie and lifestyle brand.

The acquisition of 100% of the equity of Honey Birdette was completed for consideration of $235 million in cash and 2.16 million shares of PLBY Group stock. Honey Birdette generated $71 million of revenue and $17.6 million of net income for the twelve months ended June 30, 2021, representing growth of over 42% and 187%, respectively, over the prior year period.

Ben Kohn, Chief Executive Officer of PLBY Group, commented, “We are thrilled to officially welcome the Honey Birdette team to PLBY Group. This transaction will play a key role in the acceleration of our company’s expansion into new territories and product categories, specifically bolstering product design, sourcing and direct-to-consumer capabilities across our lingerie, loungewear, swimwear, sexual wellness and essentials collections. We see enormous organic growth prospects for both the Honey Birdette brand and the new Playboy-branded female focused lifestyle collections we will bring to market powered by Honey Birdette’s superior infrastructure.”

Eloise Monaghan, Founder and Managing Director of Honey Birdette, commented, “Today is a proud day for us as we officially join forces with one of the world’s most iconic brands and the lifestyle platform it represents. PLBY Group’s commitment to sexual wellness and female empowerment is everything that Honey Birdette embraces, and this partnership will help transform the company into one of the leading global lingerie and lifestyle platforms.”

About PLBY Group, Inc.
PLBY Group, Inc. connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in global consumer spending annually across approximately 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com